UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

STIRLING ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	20-8121663
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

914 Curlew Road, Suite 403 Dunedin, Florida	34698
(Address of principal executive offices) Securities to be registered pursuant to Section 12(b) of the Act:	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	NOT APPLICABLE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-142921 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Stirling Acquisition Corporation (the “Registrant”) is registering shares of its common stock, par value $0.001 per share (“Common Stock”) pursuant to a Registration Statement on Form S-1 [Commission File No. 333-142921] (the “Registration Statement”) that was initially filed with the Securities and Exchange Commission on May 14, 2007. Reference is made to the sections entitled “Prospectus Summary,” “Rule 419 Considerations” and “Description of Securities” in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Securities and Exchange Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended (the “Prospectus”). Such Registration Statement and all amendments to the Registration Statement, including the Prospectus, are hereby incorporated by reference into this Form 8-A.

ITEM 2. EXHIBITS.

The following is a complete list of Exhibits filed as part of the Registration Statement and incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation of Registrant. [1]

3.2	By-laws of Registrant. [1]

4.1	Form of certificate evidencing shares of common stock. [2]

4.2	Rule 419 Escrow Agreement between the Registrant and Wells Fargo Bank, N.A. as escrow agent. [2]

1. Incorporated by reference to the Registrant’s Form S-1 registration statement filed with the Commission on May 14, 2007.

2. Incorporated by reference to Amendment No. 2 to the Registrant’s Form S-1 registration statement filed with the Commission on August 2, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 9, 2007	STIRLING ACQUISITION CORPORATION By: /s/ John L. Petersen John L. Petersen, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Registrant. [1]

3.2	By-laws of Registrant. [1]

4.1	Form of certificate evidencing shares of common stock. [2]

4.2	Rule 419 Escrow Agreement between the Registrant and Wells Fargo Bank, N.A. as escrow agent. [2]

1. Incorporated by reference to the Registrant’s Form S-1 registration statement filed with the Commission on May 14, 2007.

2. Incorporated by reference to Amendment No. 2 to the Registrant’s Form S-1 registration statement filed with the Commission on August 2, 2007.